Exhibit 99.1

ScoutCam Appoints Aerospace Industry Veteran Jacob Avinu as Senior Vice President of Product Portfolio

OMER, Israel, January 5, 2023 – ScoutCam (OTCQB: SCTC), a leading provider of Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) solutions, today announced the appointment of Jacob Avinu as Senior Vice President of Product Portfolio. In this role, Jacob will lead the development of ScoutCam’s visualization and AI platform, building relationships with customers in the PdM and CBM markets. ScoutCam’s advanced product portfolio includes video sensor-based solutions for critical systems in the aviation, transportation, and energy industries.

Mr. Avinu, 40, joins ScoutCam with more than 15 years of experience in development, operations, and leadership in a variety of industries, including aviation and aerospace. He joins ScoutCam from Elbit Systems, where, since 2018, he has led the advanced capabilities R&D group in helmet-mounted displays and sensors, a key segment within the company’s aerospace division. Before joining Elbit Systems, Mr. Avinu served for 6 years in the Israeli Air Force as a computer vision system engineer and commander of the electronic systems development group.

Mr. Avinu holds a Master of Science degree from Ben-Gurion University of the Negev in Beer-Sheva, Israel with a focus on electro-optical engineering. He earned a Bachelor of Science in electrical engineering from Ort Braude College of Engineering in Israel. Mr. Avinu also studied practical engineering and electronics at the Israeli Air Force Academy.

“Jacob Avinu brings highly specialized engineering knowledge to ScoutCam, which will be invaluable to our team as we develop new solutions for the PdM and CBM markets,” said Yehu Ofer, CEO of ScoutCam. “We will benefit from his track record of leadership and innovation at Elbit Systems. At ScoutCam, he will have new opportunities to apply his expertise in multi-spectral sensor fusion, AI and deep learning.”

Mr. Avinu said the following: “I am excited by the opportunity to join ScoutCam and lead a talented, ambitious and innovative team of engineers and scientists. The Company’s product portfolio meets a growing need for critical industries, and I look forward to shaping our future product offering as we make it easier for maintenance and operations teams to monitor their most important assets using our innovative solutions.”

About ScoutCam

ScoutCam is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, ScoutCam leverages proven visual technologies and products from the medical industry. ScoutCam’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. ScoutCam’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

Forward-Looking Statements -

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, expectations about the appointment of Jacob Avinu as senior vice president of product portfolio. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro ScoutCam™ technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of ScoutCam’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in ScoutCam’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, ScoutCam undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Tanya Yosef, CFO

tanya.yosef@scoutcam.com

Tel: +972 (73) 370 469

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654